UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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JLG INDUSTRIES, INC.

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JLG INDUSTRIES, INC.
1 JLG Drive
McConnellsburg, Pennsylvania 17233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, November 16, 2006

Dear Shareholder:

The 2006 annual meeting of shareholders (the “Annual Meeting”) of JLG Industries, Inc. (the “Company”) will be held at the Company’s headquarters in McConnellsburg, Pennsylvania on Thursday, November 16, 2006 at 9:00 a.m. You can find directions to the meeting on the back cover of the proxy statement, which accompanies this notice. At the Annual Meeting you will be asked:

1.	To elect a board of nine directors of the Company to hold office until the next Annual Meeting or until their successors shall be elected and qualified.

2.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of the independent auditor for the 2007 fiscal year.

3.	To consider such other business as may properly come before the Annual Meeting.

You may vote by proxy or in person at this meeting (or any postponements or adjournments of the meeting) if you were a shareholder of record of JLG stock at the close of business on September 29, 2006.

Your vote is important to us. Please promptly sign, date and mail the enclosed proxy card in the postage-paid return envelope provided.

For the Board of Directors,

Thomas D. Singer
Secretary

October 2, 2006

PROXY STATEMENT

PROXY STATEMENT

VOTING PROCEDURES AND OTHER GENERAL MATTERS

In this proxy statement, “JLG”, “Company”, “we” and “our” all refer to JLG Industries, Inc.

Why am I receiving this proxy statement?

JLG’s Board of Directors (the “Board”) is soliciting proxies for JLG’s 2006 annual meeting of shareholders (the “Annual Meeting”). You are receiving a proxy statement because you owned shares of JLG common stock on September 29, 2006 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy card are being mailed to shareholders on or about October 9, 2006.

What will I be voting on?

1.	The election to the Board of nine directors.

2.	A proposal to ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as JLG’s independent auditor for the 2007 fiscal year.

3.	Any other business that may properly come before the meeting.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Follow the instructions on your voting instruction form. You may vote by filling out the enclosed proxy card, signing it, and mailing it in the enclosed postage prepaid envelope.

If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

If you hold shares through one of JLG’s employee savings plans, your vote must be received by November 13, 2006 or the shares represented by the proxy card will not be voted.

Can I change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

•	revoking your proxy by written notice to the Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233;

•	delivering a later-dated proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?

You will have one vote for every share of JLG common stock that you owned on September 29, 2006.

How many shares are entitled to vote?

There were 106,749,244 shares of JLG common stock outstanding on September 29, 2006 that will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Under JLG’s By-Laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the Annual Meeting.

How many votes are needed for the proposals to pass?

Directors are elected by a plurality and the nine nominees who receive the most votes will be elected. Each other matter submitted for shareholder approval shall be approved upon the affirmative vote of a majority of the votes cast by shareholders.

What if I vote “abstain”?

A vote to “abstain” on the election of directors will have no effect on the outcome. For the purposes of determining whether shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

If you vote “abstain”, your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

What if I don’t return my proxy card and don’t attend the meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name”, and you do not give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder can vote your shares on the election of directors and ratification of Ernst & Young LLP (“E&Y”) as our independent auditor.

If you do not give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes”. “Broker non-votes” will have no effect on the vote for the election of directors. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy and if unforeseen circumstances make it necessary for the Board of Directors to substitute another person for a nominee, we will vote your shares for that other person.

Who pays the cost of soliciting proxies?

JLG will pay the costs of soliciting proxies, including out-of-pocket costs and expenses incurred by brokers, fiduciaries, custodians and other nominees in distributing JLG’s proxy materials to, and receiving instructions relating to such materials from, beneficial owners of JLG’s common stock. Officers, directors, or other employees of the Company, acting on our behalf, may also solicit proxies. These people will not be compensated by the Company for such solicitation activities, except for reimbursement for actual expenses they incur. In addition to soliciting proxies by mail, proxies may be solicited personally, by telephone, facsimile, electronic means and by other appropriate means if authorized and if deemed advisable. The Company has also engaged the proxy soliciting firm of D.F. King & Co., Inc. for a fee not to exceed $5,500 plus out-of-pocket expenses.

Will I receive a copy of JLG’s annual report?

We have mailed you our Annual Report for the year ended July 31, 2006 with this proxy statement. The Annual Report includes JLG’s audited financial statements, along with other financial information, and we urge you to read it carefully.

How can I receive a copy of JLG’s Form 10-K?

You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended July 31, 2006 by:

•	writing to:

Michelle L. Hards
Director of Corporate Communications and Investor Relations
JLG Industries, Inc.
13224 Fountainhead Plaza
Hagerstown, Maryland 21742-2678; or

•	accessing JLG’s Internet site at www.jlg.com (under the Investor Relations section).

You can also obtain a copy of JLG’s Form 10-K and other periodic filings with the Securities and Exchange Commission from the SEC’s EDGAR database at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

The persons named in the following table have been nominated by the Board for election as directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors shall be elected and qualified.

The Board recommends that shareholders vote FOR the election as directors of the nominees named below.

Nominees for Directors

Name	Age	Director Since	Background Information

Roy V. Armes	53	2000	Senior Vice President of Project Management, Whirlpool Corporation; prior to January 2006, Corporate Vice President and General Director, Whirlpool Mexico, S.A. de C.V., Whirlpool Corporation; prior to 2002, Corporate Vice President, Global Procurement Operations, Whirlpool Corporation.
Thomas P. Capo	55	2005	Chairman of the Board, Dollar Thrifty Automotive Group, Inc. since October 2003.
William K. Foster	58	2005	Senior Vice President and Chief Financial Officer, FMC Corporation.
William M. Lasky	59	1999	Chairman of the Board, President and Chief Executive Officer of JLG; Director, Stoneridge, Inc.
James A. Mezera	76	1984	President, Mezera and Associates, Inc., a management consulting firm.

Name	Age	Director Since	Background Information

David L. Pugh	58	2004	Chairman of the Board and Chief Executive Officer of Applied Industrial Technologies, Inc.; Director, Hexcel Corporation
Stephen Rabinowitz	63	1994	Retired in 2001 as Chairman of the Board, President and Chief Executive Officer, General Cable Corporation; Director, Energy Conversion Devices, Inc. and Columbus McKinnon Corporation
Raymond C. Stark	63	2000	Retired in 2001 as Corporate Vice President, Six Sigma and Productivity, Honeywell International, Inc.
Thomas C. Wajnert	63	1994	Director, Reynolds American, Inc., United Dominion Realty Trust Inc. and NYFIX, Inc.; From January 2002 until July 2006, Managing Director, FairView Advisors, LLC; prior to January 2002, Chairman of the Board and Chief Executive Officer, Epix Holdings, Inc.

Each nominee for director listed above has held the position noted for more than five years, except as indicated. There are no family relationships among or between any of the above-named nominees for director and any of the Company’s executive officers.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Structure and Operations.  The Board’s role in corporate governance is reflected in the Company’s Principles of Corporate Governance, Code of Business Ethics and Conduct, and structure of committees that operate under written charters. The Principles of Corporate Governance, Code of Business Ethics and Conduct, criteria for determinations regarding director independence and charters for our five standing committees — Audit, Compensation, Directors and Corporate Governance, Finance and Executive — may be viewed on the Company’s website: www.jlg.com.

Currently the Board is comprised of nine directors, eight of whom are not employees of the Company. In accordance with the Company’s Principles of Corporate Governance, and based on our published Director Independence Standards attached as Appendix A to this proxy statement, the Board has determined that none of the eight non-employee directors has any material relationship with the Company and that each satisfies the “independence” requirements of the New York Stock Exchange listing standards and applicable Securities and Exchange Commission regulations. Each of the standing committees is comprised solely of directors that satisfy these independence requirements, except for the Executive Committee, of which the Chairman of the Board and Chief Executive Officer is the only non-independent member.

The Board has not appointed a single “lead director”. The Board believes that its members collaborate well and welcomes the initiative of any director on any issue that a director perceives to require Board attention. The Board looks to the Chairmen of each of the Audit, Compensation, Directors and Corporate Governance, and Finance Committees to lead Board consideration of any matters within the jurisdiction of the applicable committee. Non-management directors may meet in executive sessions, without the Chief Executive Officer, at any time, and such sessions are held at all regularly scheduled meetings of the Board. The Board has adopted a schedule for rotation among all independent directors of the responsibility for presiding over these executive sessions.

The Board met nine times during the 2006 fiscal year and all of the directors attended 75% or more of the meetings of the Board and committees on which they served. Directors are expected to attend Board meetings, meetings of committees on which they serve, and shareholder meetings, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Eight of the current directors attended the fiscal 2005 annual meeting.

Committee Descriptions.

The Audit Committee is responsible for

•	assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the Company’s promotion of ethical business practices,

•	appointing and overseeing the performance of the Company’s independent auditor,

•	overseeing the performance of the Company’s internal audit function,

•	overseeing the Company’s system of disclosure controls and procedures and internal controls over financial reporting, and

•	performing such other duties and responsibilities enumerated in the committee’s Charter, required by applicable laws or regulations, or otherwise delegated by the Board from time to time.

The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. Based on the attributes, education and experience requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations (including New York Stock Exchange listing requirements), the Board has determined that all members of the Audit Committee are “financially literate” and that Messrs. Mezera and Capo qualify as “Audit Committee Financial Experts.”

The Compensation Committee principally evaluates the performance of the Chief Executive Officer; reviews his evaluation of the other officers’ performance; recommends compensation arrangements for all officers of the Company, including salaries, bonuses and other supplemental compensation programs; administers the Company’s Long Term Incentive Plan and Annual Management Incentive Plan; and reviews all other officer-related benefit plans and management development programs.

The Directors and Corporate Governance Committee is responsible for identifying and recommending to the Board appropriate areas of expertise to be represented on the Board; identifying qualified candidates to fill Board positions; reviewing and recommending the slate of directors to be submitted for election by the shareholders at each annual meeting; reviewing any such shareholder nominations of directors to determine whether they comply with substantive and procedural requirements; recommending to the Board staffing of committees and reviewing the scope of each committee’s responsibilities; reviewing shareholder proposals for inclusion in the Company’s proxy materials and determining whether they comply with substantive and procedural requirements; recommending to the Board appropriate levels of director compensation and compensation programs; reviewing and advising the Board regarding management succession plans; and evaluating the performance of the Board and current directors.

The Executive Committee’s principal purposes are to (i) serve as a “sounding board” for the Chief Executive Officer to develop and hone issues or initiatives for further action by the Board or other committees, and (ii) exercise the powers of the Board during intervals between meetings, except as otherwise limited by the committee’s charter.

The Finance Committee is responsible for overseeing the Company’s capital, finance and investment policies, objectives and transactions. Within this oversight role, this committee exercises the full powers and authority of the Board except for certain categories of transactions with respect to which its role is limited to reviewing and making recommendations to the Board.

The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2006:

Directors
and
Corporate
	Audit	Compensation	Governance	Executive	Finance
Director	Committee	Committee	Committee	Committee	Committee

Roy V. Armes	X		X
Thomas P. Capo	X				X
William K. Foster		X	X
William M. Lasky				Chair
James A. Mezera	Chair			X	X
David L. Pugh		X	X
Stephen Rabinowitz	X			X	Chair
Raymond C. Stark		X	Chair	X
Thomas C. Wajnert		Chair		X	X
Fiscal 2006 meetings	5	4	6	0	4

Director Nominations and Shareholder Communications to the Board of Directors.  As noted in the committee descriptions, the Directors and Corporate Governance Committee has primary responsibility for recommending actions with respect to the composition and membership of the Board. In addition to the procedural qualifications for director candidates to be a “Qualified Nominee” as set forth in the Company’s By-Laws, the Committee will recommend director candidates based upon their abilities and experience in leadership and general business management, with a view toward including within the Board directors with a diversity of skills and backgrounds, as well as particular expertise in various disciplines including accounting or finance, marketing, manufacturing, engineering, and international markets. While there are no specific, substantive qualifications that the Directors and Corporate Governance Committee believes must be met by a candidate, in recommending director candidates, the Committee will seek to balance continuity in the Company’s operations with the need to ensure that the Board is open to new ideas and able to critically re-examine the status quo. The Committee will also consider the attributes of the candidate, including his or her independence, integrity, diversity, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Candidates recommended by the Company’s shareholders, directors, officers, third party search firms and other sources may be considered by the Committee, and regardless of the source of the recommendation, such candidates will be reviewed in the same manner and recommended for nomination solely on the basis of merit.

As provided in the Principles of Corporate Governance, the Board encourages directors to hold substantial positions in Company stock at levels that comply with market-based guidelines for share ownership. To that end the Board has established a guideline that each director own at least 5,000 shares of Company stock within five years of initial election.

Director nominations, other than those by or at the direction of the Board, may be made pursuant to written notice received by the Corporate Secretary of the Company at 1 JLG Drive, McConnellsburg, PA 17233 no later than ninety days prior to the anniversary date of the previous year’s annual meeting. Such notice must be accompanied by written statements signed by each person so nominated setting forth all information in respect of such person that would be required by Rule 14a-3 promulgated by the Securities and Exchange Commission if such person had been nominated by the Board and stating that such person consents to such nomination and consents to serve as director of the Company if elected. Additionally, each such nominee must be a “Qualified Nominee” as determined in accordance with the Company’s By-Laws.

Communications with the Audit Committee regarding Audit, Accounting or Business Ethics Matters.  As detailed in the Company’s Code of Business Conduct and Ethics, persons wishing to communicate with the Audit Committee regarding audit, accounting, or business ethics matters may do so either by calling the Company’s Ethics Hotline at (866) 544-3844, or by sending a written communication addressed to Audit Committee Chairperson by regular mail to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, MD 21742, or by

email to ethicsline@jlg.com. All such communications will be forwarded directly to the Chairman of the Audit Committee.

Other Communications with the Board of Directors.  Shareholders who wish to communicate with members of the Board regarding other matters may do so by sending a written communication by regular mail addressed to the applicable director or committee c/o Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233, or by email to boardofdirectors@jlg.com. All such communications will be screened by the Company’s Corporate Secretary and forwarded to the applicable director or committee.

COMPENSATION OF DIRECTORS

During fiscal 2006, we paid our directors who are not employees of the Company a $56,500 annual retainer. In addition, the committee chairmen received additional retainers for their services as chairmen as follows: the Audit Committee chairman received $10,000, the Compensation Committee chairman received $7,500, the Directors and Corporate Governance Committee chairman received $5,000 and the Finance Committee chairman received $5,000. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings and for other services rendered as a director. We do not pay any other committee retainers or meeting attendance fees.

In addition, upon re-election following the 2005 annual shareholders meeting, each director received an award of a combination of restricted shares and options issued under the Company’s Long Term Incentive Plan having a then expected value of $50,000. 80% of the value was allocated to restricted shares and 20% to options, both vesting upon each director’s reelection to serve an additional term at the first annual meeting after the date of grant. The number of shares and options required to deliver the expected value was based on the average closing price of our common stock for the twenty trading days preceding the fifth day prior to the date of grant. The exercise price of the options was based on the fair market value of our common stock on the date of grant.

The Company has a Directors’ Deferred Compensation Plan, which entitles each eligible director to defer the receipt of fees payable for services as a director, restricted share awards and/or gains on stock options. Any director who is not an employee of the Company is eligible to participate in the plan. Messrs. Capo, Foster and Mezera elected to participate in the plan during fiscal 2006. Payments deferred under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

We evaluate our director compensation programs annually with the advice of an independent compensation consultant, and typically make any approved changes in our director compensation programs effective with the reorganization meeting of our Board following the annual shareholders meeting. We currently do not plan to make any changes in director compensation following our 2006 reorganization meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The Audit Committee is also responsible for the compensation, appointment and oversight of E&Y, the independent auditor for the Company. The Audit Committee’s responsibilities are more fully described in the Audit Committee Charter at Appendix B.

Management is responsible for establishing and maintaining a reporting process and a system of internal financial controls for the Company and for the preparation of the financial statements in accordance with U.S. generally accepted accounting principles and an assessment on the effectiveness of the Company’s internal controls. E&Y is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the fairness and conformity of those financial statements to U.S. generally accepted accounting principles and a report on management’s assessment of the effectiveness of internal controls. The Audit Committee is responsible for monitoring and overseeing each of these processes.

•	In this context, we have reviewed and discussed with management and E&Y the Company’s audited financial statements as of and for the year ended July 31, 2006 and management’s and E&Y’s reports with respect to internal controls.

•	We have discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from E&Y required by Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board.

•	We have considered the compatibility of non-audit services with the independent auditor’s independence and have discussed with E&Y their independence. Audit, audit-related and any permitted non-audit services provided to the Company by E&Y are subject to pre-approval by the Audit Committee.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and E&Y, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006 for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board.

James A. Mezera (Chairman)
Roy V. Armes
Thomas P. Capo
Stephen Rabinowitz

REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Policies

The Company’s executive compensation programs are designed to attract and retain qualified executives, to develop and manage implementation of the Company’s business plans and to provide appropriate incentives, based principally on objective criteria, that link compensation to individual and Company performance. The Compensation Committee, which is composed entirely of non-employee, independent directors, reviews executive compensation levels annually and recommends for Board consideration an annual compensation package for each executive officer. The package is comprised of:

•	Annual Base Salary

•	Cash bonus opportunity based upon annual performance objectives for the Company and the individual executive established under the Company’s Restated Management Incentive Plan.

•	Stock-based awards designed to provide intermediate and long-term incentives to enhance shareholder value.

Total compensation available in the combined annual package for each executive officer will generally be set based on the Company’s financial condition, performance objectives correlated to the Company’s annual business plan and comparisons to the preceding year’s package. The Committee also evaluates compensation levels for comparable positions reflected in survey data provided by the Committee’s independent compensation consultant. The consultant seeks to compile survey data drawn from a broad group of industrial companies of generally comparable revenue size, with generally comparable officer positions and responsibilities. In considering all of these factors, the Committee seeks to set base salaries generally equivalent to median levels reflected in the survey data. In setting performance-based compensation, the Committee seeks to provide Company executives with the opportunity to earn total compensation generally approximating up to the 75th percentile levels reflected in the survey data. As a secondary comparative measure for Chief Executive Officer compensation, the Committee examines compensation practices of a selected group of capital equipment manufacturers. However, the Committee believes that the market for skilled senior management is not limited to capital equipment manufacturers and that a broad industry comparison offers a better basis for evaluating competitive compensation levels than comparison to executive compensation paid by firms included in either the selected group of capital equipment manufacturers examined by the Committee or the Peer Industry Group identified in the Report of Five-Year Cumulative Shareholder Return included in this proxy statement.

The Committee, with advice from its independent compensation consultant, also evaluates, considers and from time-to-time approves, or recommends that the Board approve, retirement plans, deferred compensation plans, and perquisites for officers. The Company’s current retirement and deferred compensation plans and perquisites for officers are described in the Executive Compensation section of the proxy statement. Based on information from the Committee’s consultant, the Committee believes these plans and perquisites are generally competitive with similar programs offered by many other industrial companies and provide appropriate incentives to retain and motivate performance by Company officers.

Compensation for Fiscal Year 2006

Annual compensation available for the Company’s executive officers for fiscal year 2006 consisted of a base salary and opportunity to earn a year-end cash bonus. The Committee also awarded stock options, restricted shares and performance shares under the Company’s Long Term Incentive Plan.

Base Salaries.  For fiscal 2006, aggregate base salary competitiveness for all executive officers as a group was generally within the range of the Committee’s compensation philosophy with almost all executive officers’ salaries falling within plus or minus 15% of the median of the survey data provided by the Committee’s compensation consultant.

Cash Bonus Opportunity.  For fiscal 2006, the Committee established opportunities for a cash bonus under the Management Incentive Plan that could be earned on the basis of specific individual performance objectives and on the basis of the Company’s achievement of various levels of earnings per share (EPS), operating margin, trade working capital as a percentage of total sales, and EPS growth relative to a peer group. The Company generated record revenues and year-on-year EPS growth of 133%. In light of this performance and the performance of executive officers against their individual objectives, total bonuses paid under the Management Incentive Plan for fiscal 2006 approached the maximum levels available under the plan. Accordingly total cash compensation for all executive officers as a group fell at the 75th percentile of survey data and was consistent with the Committee’s stated compensation philosophy.

Stock-based Awards.  For fiscal 2006, the Committee also awarded to executive officers a blend of stock options, restricted shares and performance shares that provides intermediate and long-term incentives and that offers opportunities, based on performance, for executive officers to earn total direct compensation above the 50th percentile levels reflected in survey data. All awards are with respect to the Company’s common stock. In the aggregate, 180,300 stock options and 285,500 restricted shares were awarded to the executive officers. In addition, the Committee awarded a maximum of 190,900 performance shares to the executive officers.

The stock options are exercisable at a price equal to fair market value of the Company’s common stock as of the date of the grant and vest ratably over three years subject to each grantee’s continued employment with the Company.

Subject to each grantee’s continued employment with the Company, the shares of common stock issued pursuant to restricted share awards vest five years from the date of award or earlier on the grantee’s death or disability and, subject to a one-year initial holding period, retirement. Such shares also vest upon a Change in Control of the Company as defined in the Long Term Incentive Plan.

The performance shares represent the right to receive shares of common stock based upon Company performance over a three-year period beginning August 1, 2006 and ending July 31, 2009. The performance shares will vest in part depending on the cumulative EPS of the Company during the performance period and in part depending on the Company’s EPS growth relative to a peer group during the performance period. In addition, subject to each grantee’s continued employment with the Company, the performance shares will have prorated accelerated vesting in the event of death, disability or retirement and full-accelerated vesting upon a Change in Control of the Company as defined in the Long Term Incentive Plan.

The aggregate anticipated quantitative value of the stock-based awards was determined based on advice of the Committee’s independent compensation consultant using the binomial pricing model for stock options and with the intent that 20% of the quantitative expected value of stock-based awards being allocated to stock options, 55% to restricted shares, and 25% to performance shares.

Chief Executive Officer Compensation

The Committee believes that the CEO, Mr. Lasky, continues to demonstrate effective leadership reflected in the Company’s record revenues and earnings in fiscal 2006.

For fiscal 2006 the Committee recommended and the Board of Directors approved an increase in Mr. Lasky’s annual salary from $665,016 to $735,000, which placed his salary at the 50th percentile level reflected in survey data. Mr. Lasky earned a bonus of $1,389,061 under the Management Incentive Plan for fiscal 2006 based on the Company’s performance and on his achievement of individual performance objectives including executive development, the Company’s Six Sigma Program and attainment of business plan for recently acquired or established business units. Mr. Lasky’s total cash compensation for fiscal 2006 comprised of his salary and bonus, fell at the 75th percentile of survey data.

In considering intermediate and long-term incentives for fiscal 2006, the Committee awarded Mr. Lasky 87,200 restricted shares, options to acquire 55,100 shares of common stock, and a maximum of 58,400 performance shares, depending on performance. The quantitative value of the awards was determined by the Committee based upon a multiple of Mr. Lasky’s salary established at the 75th percentile of compensation survey data. The restricted shares, options and performance shares vest as described in the discussion above regarding stock-based awards for executive officers.

Discussion of Corporate Tax Deduction for Compensation in Excess of $1 Million a Year

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) precludes a public corporation from taking a tax deduction in any year for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. The $1 million annual deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Internal Revenue Code Section 162(m) and regulations promulgated thereunder. Compensation deferred by an executive under a qualifying deferred compensation program also is not subject to the $1 million annual deduction limit if the compensation is paid after the individual ceases to be an executive officer.

Compensation in respect of stock options and performance shares granted under the Company’s Long Term Incentive Plan qualifies as “performance-based compensation.” However, restricted share awards that vest over time subject to an executive’s continued employment with the Company, do not meet the technical requirements for “performance-based compensation” even if such awards also contain other performance-based vesting features. Nonetheless, the Committee believes that this type of award promotes Company interests by creating incentives both to retain key personnel and to increase shareholder value. During fiscal year 2006 no executive received non-performance-based compensation exceeding $1 million.

This report is submitted by the Compensation Committee of the Board of Directors.

Thomas C. Wajnert (Chairman)
W. Kim Foster
David L. Pugh
Raymond C. Stark

EXECUTIVE COMPENSATION

The following tables and narrative identify the Company’s executive officers and set forth compensation information for the Company’s Chief Executive Officer and its four most highly compensated executive officers (the “Named Executive Officers”) as of the end of the 2006 fiscal year.

Summary Compensation Table

					Long Term
					Compensation Awards
				Other	Restricted		All
	Annual Compensation			Annual	Stock		Other
Name, Age and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options(4)	Compensation(5)

William M. Lasky, 59	2006	$735,000	$1,389,061	—	$1,605,352	55,100	$216,660
Chairman of the Board,	2005	665,016	1,130,527	—	1,905,975	73,800	101,339
President and Chief	2004	630,000	783,864	—	1,122,800	138,800	60,568
Executive Officer
James H. Woodward, Jr., 53	2006	410,016	499,640	—	1,043,057	23,800	36,587
Executive Vice President	2005	390,000	475,249	—	614,640	23,800	10,145
and Chief Financial	2004	375,000	346,054	—	315,000	38,800	11,165
Officer
Craig E. Paylor, 50	2006	335,016	353,132	—	532,049	18,200	84,520
Senior Vice President,	2005	305,016	274,514	—	431,430	16,600	35,031
Marketing	2004	292,008	182,584	—	163,800	20,200	29,232
Thomas D. Singer, 54	2006	330,000	344,760	—	522,844	18,000	81,942
Senior Vice President,	2005	305,016	268,784	—	431,430	16,600	38,756
General Counsel and	2004	280,008	163,612	—	156,800	19,400	32,762
Secretary
Peter L. Bonafede, Jr., 56	2006	290,016	258,796	—	327,698	11,200	77,618
Senior Vice President,	2005	275,016	246,662	—	262,995	10,200	31,841
Manufacturing and Supply	2004	247,008	161,444	—	138,600	17,000	27,851
Chain Management

(1)	Reflects bonuses earned during the fiscal year, but paid during the following fiscal year.

(2)	Excludes the value of perquisites being car allowances, tax preparation services and other personal benefits. The incremental cost to the Company of providing such perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of annual salary and bonus for any of the Named Executive Officers.

(3)	The 2006 restricted shares were awarded on July 19, 2006. The shares vest on the fifth anniversary of the date of award. Cash dividends are paid on restricted shares on the same basis as unrestricted shares. Total restricted shares held (adjusted for the two-for-one stock split effective March 27, 2006) and the aggregate market value of such restricted shares at July 31, 2006 for the Named Executive Officers were as follows: Mr. Lasky, 376,600 shares valued at $6,816,460; Mr. Woodward, 144,300 shares valued at $2,611,830; Mr. Paylor, 81,500 shares valued at $1,475,150; Mr. Singer, 80,000 shares valued at $1,448,000; and Mr. Bonafede, 55,400 shares valued at $1,002,740.

(4)	The 2006 options were awarded on July 19, 2006. The 2005 and 2004 options have been adjusted to reflect the two-for-one stock split effective March 27, 2006.

(5)	Includes payments pursuant to the Company’s Supplemental Medical Care Reimbursement Plan for the Named Executive Officers to reimburse medical expenses incurred by them or their dependents and not paid by other employee benefit plans (Mr. Lasky, $7,062; Mr. Woodward, $7,610; Mr. Paylor, $6,296; Mr. Singer, $6,286; and Mr. Bonafede, $8,000); payments pursuant to the Company’s Annual Physical Examination Plan (Mr. Woodward, $6,911; Mr. Paylor, $6,163; and Mr. Bonafede, $8,247); contributions to the Company’s discretionary, defined contribution retirement plan (Mr. Lasky, $16,500; Mr. Woodward, $22,066; Mr. Paylor, $26,287; Mr. Singer, $24,798; and Mr. Bonafede, $21,619) and contributions pursuant to the Company’s Executive Deferred Compensation Plan (Mr. Lasky, $193,098; Mr. Paylor, $45,773; Mr. Singer, $50,858; and Mr. Bonafede, $39,752).

Stock Option/SAR Grants in Last Fiscal Year

	Individual Grants
		% of
		Total
		Options
		Granted	Exercise
	Securities	to	or		Potential Realizable Value
	Underlying	Employees	Base		at Assumed Annual Rates of
	Options/	in	Price		Stock Price Appreciation
	SAR’s	Fiscal	Per	Expiration	for Option Term(3)
Name	Granted(1)	Year	Share	Date(2)	5%	10%

William M. Lasky	55,100	14%	$18.41	July 19, 2016	$610,122	$1,572,374
James H. Woodward, Jr.	23,800	6	18.41	July 19, 2016	263,537	679,174
Craig E. Paylor	18,200	4	18.41	July 19, 2016	201,528	519,369
Thomas D. Singer	18,000	4	18.41	July 19, 2016	199,314	513,661
Peter L. Bonafede, Jr.	11,200	3	18.41	July 19, 2016	124,018	319,611

(1)	Consists solely of options to purchase shares of JLG common stock.

(2)	Options become exercisable in equal amounts on each of the first three anniversaries of the grant date beginning July 19, 2007. To the extent not already exercisable, the options generally become exercisable upon a change in control. A change in control means either (i) any person or group becomes the beneficial owner of 25% or more of the total voting power of the Company’s common stock, (ii) the election within a twelve-month period of three or more directors whose election is not approved by the majority of the Board, (iii) the incumbent directors cease to be a majority of the Board, or (iv) approval by the Company’s shareholders of (A) certain mergers, consolidations or reorganizations of the Company; (B) a complete liquidation of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the Company’s assets (other than to a subsidiary).

(3)	The potential realizable value illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation in the market price of the Company’s common stock over the terms of the options. The potential realizable value to all shareholders using the specified 5% and 10% rates of appreciation and the outstanding shares at July 31, 2006 would be $1.2 billion and $3.0 billion, respectively. The Company’s use of these hypothetical appreciation rates specified by the Securities and Exchange Commission should not be construed as an endorsement of the accuracy of this method of valuing options. The value realized by the holders of the options will depend upon the actual performance of the Company’s common stock over the term of the options.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

	Shares		Number of		Value of Unexercised
	Acquired		Unexercised Options at		In-the-Money Options at
	on	Value	Fiscal Year End(1),(2)		Fiscal Year End(3)
Name	Exercise(2)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William M. Lasky	753,200	$14,523,020	607,600	150,568	$7,759,054	$677,165
James H. Woodward, Jr.	96,500	2,152,620	110,482	52,602	1,421,107	196,329
Craig E. Paylor	139,474	2,324,020	38,934	36,002	470,494	111,549
Thomas D. Singer	83,800	1,476,303	23,798	35,536	257,137	108,596
Peter L. Bonafede, Jr.	129,466	2,036,921	20,334	23,668	233,640	85,525

(1)	The Company does not have any outstanding stock appreciation rights.

(2)	The shares and options reflect the two-for-one stock split effective March 27, 2006.

(3)	Value is calculated based on the difference between the option exercise price and the closing market price of the Company’s common stock on July 31, 2006, multiplied by the number of shares underlying the option. The calculation omits options where the exercise price exceeds the closing market price.

Long-Term Incentive Plans — Performance Share Awards in Last Fiscal Year

	Number
	of
	Shares,
	Units
	or		Estimated Future Payouts Under
	Other	Performance	Non-Stock Price-Based Plans(2)
Name	Rights(1)	Period	Threshold	Target	Maximum

William M. Lasky	58,400	3 years	19,500	38,900	58,400
James H. Woodward, Jr.	25,200	3 years	8,400	16,800	25,200
Craig E. Paylor	19,300	3 years	6,400	12,900	19,300
Thomas D. Singer	19,000	3 years	6,300	12,700	19,000
Peter L. Bonafede, Jr.	11,900	3 years	4,000	7,900	11,900

(1)	Each of these awards constitutes a grant under the Long Term Incentive Plan of performance shares of common stock on September 20, 2006. Each performance share represents the right to receive one share of common stock based upon Company performance over a three-year period beginning August 1, 2006 and ending July 31, 2009. The number of shares reflects the maximum number of shares of common stock that the Named Executive Officers could receive at the end of the performance period.

(2)	In accordance with the performance goal established related to the performance shares for the three-year period ending July 31, 2009, the threshold, target, and maximum awards are equal to approximately 50%, 100%, and 150%, respectively, of the targeted payout for the performance shares granted. The performance shares will vest in part depending on the cumulative EPS of the Company during the performance period and in part depending on the Company’s EPS growth relative to a peer group during the performance period. For this purpose, EPS means fully diluted EPS determined in accordance with U.S. generally accepted accounting principles.

Compensation Pursuant to Plans

The Company maintains separate benefit plans for employees of the Company, including the Named Executive Officers. The following narrative describes the Company’s plans and related benefits.

Non-qualified Defined Benefit Plan

The Company maintains a non-qualified defined benefit plan that provides for payments to executive officers or key employees of the Company designated by the Compensation Committee following retirement or in other specified circumstances, equal to the average of the participant’s base salary plus cash bonus for the two calendar years (within the last ten years of the participant’s employment with the Company) in which the sum is the highest, multiplied by 65% for Mr. Lasky, 60% for Mr. Woodward and 55% for each of Messrs. Paylor, Singer and Bonafede; offset, however, by the actuarial equivalent of benefits provided to the participant in conjunction with the Company’s contributions to other employer sponsored retirement plans, the actuarial equivalent of retirement benefits provided by previous employers of the participant; and 50% of the participant’s social security benefit. The retirement benefit is payable in the form of a ten year certain life annuity, with options for a joint and survivor annuity and an actuarial equivalent lump sum payout. The participant may elect to receive a reduced retirement benefit in the case of early retirement and will receive a full retirement benefit in the event the participant’s employment is terminated prior to age 55 and following a change in control of the Company. The plan provides for 25% vesting per year after two years of service, with full vesting after five years of service. Based on their annual compensation through the end of the Company’s 2006 fiscal year, with the benefits identified in the plan, assuming a 6% increase in their annual compensation, attainment of their target bonus and normal retirement age having been attained or retirement dates are announced, the Named Executive Officers would be entitled to projected annual payments under the plan as follows: Mr. Lasky, $979,826; Mr. Woodward, $528,261; Mr. Paylor, $270,774; Mr. Singer, $183,043; and Mr. Bonafede, $235,865. The Company also provides a separate retiree medical plan for the participants, together with their spouses and eligible dependents.

Deferred Compensation Plan

The Company has an executive deferred compensation plan that allows executive officers and other key employees designated by the Compensation Committee to defer all or a portion of their base salary, cash bonus, restricted share award, performance share award and/or gains on stock options. If the participant elects to defer some portion of such compensation, the Company will contribute to the participant’s account an amount equal to the amount that would have been contributed by the Company to the account in the Company’s Employees’ Retirement Savings Plan in the form of matching and profit sharing contributions, subject to the various limitations in the Internal Revenue Code for highly compensated employees. Payments deferred and contributions received under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.

Executive Severance Plan

The Company also maintains an executive severance plan which, in the event a participating executive is “dismissed” from employment, will provide a severance benefit equal to a multiple of base salary and cash bonus paid to the officer for the final twelve calendar months of employment. Mr. Lasky’s severance benefit is two times salary and bonus, and Messrs. Singer and Paylor is one times salary and bonus. The severance benefit is payable in the form of a lump sum upon involuntary termination of employment by the Company, unless the termination is for one of the specified reasons which includes disloyalty or conviction of a felony. The severance benefit is also payable in certain other circumstances in connection with a change of control and will be adjusted to gross-up for any excise tax applicable to compensation in excess of limits provided in Section 280G of the Internal Revenue Code. No severance benefit is payable if the officer is entitled to a retirement benefit under the supplemental executive retirement plan, except in connection with a change of control. The severance benefit includes continuation of Company provided life and medical insurance in the event of a change in control.

REPORT OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

The following graph compares the cumulative return on the Company’s common stock over the past five years with the cumulative total return on shares of companies comprising a peer group index and the Russell 2000 Index. Our own peer group index for the proxy graph is composed of the following seven companies: Astec Industries, Inc., Caterpillar Inc., Deere & Company, Gehl Company, The Manitowoc Company, Inc., Terex Corporation and United Rentals, Inc. Cumulative total return is measured assuming an initial investment of $100 on July 31, 2001 and the reinvestment of all dividends paid. The companies in the peer group are weighted by market capitalization.

Year Ended July 31,	2001	2002	2003	2004	2005	2006
JLG Industries, Inc.	$100	$79.81	$79.98	$124.75	$279.53	$323.10
Peer Group Index	100	88.77	122.55	144.84	198.70	249.22
Russell 2000 Index	100	80.95	98.18	114.19	140.80	145.20

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table shows the number of shares of the Company’s common stock beneficially owned on September 8, 2006 by each director nominee, each Named Executive Officer, and all current directors and executive officers as a group. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission or upon information provided to the Company.

	Amount and Nature of Beneficial Ownership(1)
		Acquirable
		Within	Percent of
Name of Person or Group(2)	Currently Owned(3)	60 Days	Class(4)

William M. Lasky	820,974	607,600	1.3%
James H. Woodward, Jr.	299,040	110,482	—
Craig E. Paylor	142,294	38,934	—
Peter L. Bonafede, Jr.	118,522	20,334	—
Thomas D. Singer	94,532	23,798	—
Stephen Rabinowitz	44,956	75,168	—
Thomas C. Wajnert	28,994	—	—
James A. Mezera	20,000	35,168	—
Raymond C. Stark	12,956	3,168	—
David L. Pugh	8,986	2,452	—
Roy V. Armes	8,956	—	—
William K. Foster	6,052	1,404	—
Thomas P. Capo	4,600	1,404	—
All directors and executive officers as a group (16 persons)	1,928,923	1,078,844	2.8%

(1)	All share amounts reflect the two-for-one stock split effective March 27, 2006.

(2)	The address of each of the named persons is in care of JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233.

(3)	Each person listed has advised the Company that, except as otherwise indicated, such person has sole voting and sole investment power with respect to the shares indicated, except for, as follows, certain shares where each person has voting but not investment power: Mr. Lasky, 376,600; Mr. Woodward, 144,300; Mr. Paylor, 81,500; Mr. Bonafede, 55,400; Mr. Singer, 80,000; Mr. Rabinowitz, 2,200; Mr. Wajnert, 2,200; Mr. Stark, 2,200; Mr. Pugh, 2,200; Mr. Armes, 2,200; Mr. Foster 2,200; Mr. Capo, 2,200; and all directors and executive officers as a group, 891,041.

(4)	Percentages are not shown where less than 1.0%.

The following table sets forth the name and address of each shareholder known to the Company to be beneficial owner of more than five percent of the outstanding shares of the Company’s common stock.

	Amount and
	Nature of	Percent of
Name and Address	Beneficial Ownership	Class

T. Rowe Price Associates, Inc.	6,440,976(1)	6.0%
100 East Pratt Street
Baltimore, MD 21202-1009
Fidelity Management & Research	5,641,010(2)	5.3%
One Federal Street
Boston, MA 02110

(1)	Based upon information reported on its Schedule 13F filed with the Securities and Exchange Commission on August 14, 2006.

(2)	Based upon information reported on its Schedule 13F filed with the Securities and Exchange Commission on August 22, 2006.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

The accounting firm of Ernst & Young LLP served as the Company’s independent auditor throughout fiscal year 2006 and the Audit Committee has selected the firm to serve as the Company’s independent auditor for fiscal year 2007. The Board recommends ratification of the Audit Committee’s selection of E&Y as the Company’s independent auditor for the fiscal year 2007. A representative of E&Y is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. If the selection is not ratified, the Audit Committee will reconsider its action.

The aggregate fees billed by Ernst & Young LLP for each of the last two fiscal years are as follows:

Year Ended July 31	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees

2006	$1,759,000	$34,000	$631,000	$—
2005	$1,378,000	$298,000	$1,843,000	$—

Audit fees include fees for professional services rendered for the audit of JLG’s annual financial statements, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with other statutory or regulatory filings.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the caption Audit Fees. These services include financial due diligence and accounting consultations related to mergers, acquisitions and dispositions and accounting consultations concerning financial reporting.

Tax fees include assistance in the preparation of the Company’s income, expatriate and value-added tax returns, assistance with tax audits and appeals and tax planning.

Pre-Approval Policies and Procedures

Pursuant to the Audit Committee Charter and Audit Committee formal policy, the Audit Committee must pre-approve all audit, audit-related and permitted non-audit services performed by the Company’s independent auditor. All reports and requests describing services to be rendered, estimated fees and other material terms and conditions, must be submitted to the Audit Committee by the Company’s Chief Accounting Officer. The Audit Committee may delegate specific pre-approval authority to one or more of its members. Any specific approval decisions made by such member or members must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by E&Y during fiscal year 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities Exchange Act of 1934 require that the Company disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, the Company believes that, during fiscal 2006, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis, except that Mr. Rabinowitz filed one late report of a sale of securities, Mr. Bonafede filed one late report of an acquisition of securities and Mr. Wayne P. MacDonald, Senior Vice President, Engineering, filed one late report of a sale of securities.

SHAREHOLDER PROPOSALS

Shareholder proposals under the Securities and Exchange Commission’s proxy rules that are intended to be included in our proxy materials and presented at the 2007 annual meeting must be received in writing by the Company, along with proof of ownership of our stock, before June 11, 2007 in order to be considered for inclusion in the Company’s proxy materials relating to that meeting. Alternatively, under our By-Laws, if a shareholder does not want to submit a proposal for the 2007 annual meeting in our proxy statement under the proxy rules, the shareholder may submit the proposal not later than 90 days prior to the anniversary of the date of the 2006 annual meeting. For our 2007 annual meeting, we must receive such proposals no later than the close of business on August 17, 2007. Shareholder submissions must be delivered in writing to our Corporate Secretary and include (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons for the proposing shareholder’s support of the proposal, (iii) the name and address of record of the proposing shareholder, (iv) the number and class of all shares of each class of stock of the Company beneficially owned by the shareholder, and (v) a representation that the proposing shareholder is a shareholder of record of common stock of the Company, is entitled to vote at the 2007 annual meeting and intends to appear in person or by proxy to present the proposal at the meeting. The notice must also describe, in detail, any material interest that the shareholder has in the proposal. If the Board determines that any notice does not comply with the requirements of the Company’s By-Laws and the proposing shareholder fails to remedy the deficiency, the proposal will not be eligible for consideration at the 2007 meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2007 annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on August 25, 2007, and advises shareholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on August 25, 2007. Shareholder proposals or notices of intention to present proposals at the 2007 annual meeting should be addressed to Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than October 17, 2007 or later than December 16, 2007), we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of such change and the new deadlines.

OTHER BUSINESS

The Board of Directors knows of no other matter that is to be presented for action at the Annual Meeting other than those listed as items 1 and 2 in the Notice of Annual Meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the best judgment of the persons voting such proxies.

For the Board of Directors,

Thomas D. Singer
Secretary

October 2, 2006

APPENDIX A

JLG INDUSTRIES, INC.
DIRECTOR INDEPENDENCE STANDARDS

A substantial majority of the Board shall be comprised of independent directors. A director will be considered “independent” only if the Board, on the recommendation of the Directors and Corporate Governance Committee, determines that the director has no material relationship with the Company (other than service as a director). A director will not be determined to be independent unless the Directors and Corporate Governance Committee determines that he or she meets the requirements of independence under the New York Stock Exchange rules, and the following criteria:

(a) At no time during the three year period prior to the time in question, was the director, an employee of the Company, or was a member of the director’s immediate family an executive officer of the Company. For purposes of the foregoing, employment as an interim Chairman or CEO or non-executive Chairman will not disqualify the director from being considered independent.

(b) At no time during the three year period prior to the time in question, did the director or any member of the director’s immediate family receive, in any twelve month period, more than $100,000 in direct compensation from the Company. For the purpose of the foregoing, the following compensation and fees will not be counted toward the $100,000 limitation:

(i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(ii) Compensation received by the director for service as an interim Chairman or CEO or non-executive Chairman; and

(iii) Compensation received by an immediate family member for service as a non-executive employee of the Company.

(c) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

(d) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family employed as an executive officer of a company where any of the Company’s executives at the current time in question, serve on such other company’s board of directors.

(e) At no time during the three year period prior to the time in question, did a company as to which at the time in question the director is a consultant, employee, executive officer or director or as to which at the time in question a member of the director’s immediate family is an executive officer, (1) make payments to or receive payments from the Company for property or services in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenue, or (2) make payments to or receive payments from the Company for property or services that are not made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured should be those reported in the last completed fiscal year.

(f) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family a director, trustee or executive officer of a foundation, university or other non-for-profit organization that received or was pledged a contribution from the Company during any single fiscal year in excess of $100,000, or, in the case of a family foundation created by the director or any immediate family member, that received or was pledged any contribution from the Company.

(g) The director is not a party to any agreement or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

A-1

APPENDIX B
JLG INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

I.	Authorization

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of JLG Industries, Inc. (the “Company”) is authorized, pursuant to Section 1731 of the Pennsylvania Business Corporation Law and Section 21 of the Company’s Bylaws, to exercise all the powers and authority of the Company necessary to carry out the purposes and responsibilities set forth herein.

II.	Purpose

The principal purposes of the Committee are:

•	assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the Company’s promotion of ethical business practices,

•	appointing and overseeing the performance of the Company’s the independent auditor,

•	overseeing the performance of the Company’s internal audit function,

•	overseeing the Company’s system of disclosure controls and procedures and internal controls over financial reporting, and

•	performing such other duties and responsibilities enumerated in this Charter, required by applicable laws or regulations, or otherwise delegated by the Board from time to time.

III.	Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange and such other independence and experience requirements, if any, as may be established by law, regulation or the Company’s Corporate Governance Principles. The members of the Committee and its Chairman shall be designated by the Board, on recommendation by the Directors and Corporate Governance Committee, during the Board of Directors’ reorganizational meeting held in November of each year.

The Board shall have sole authority to appoint and remove members of the Committee.

IV.	Authority and Responsibilities

A.  Independent Auditor Selection and Oversight

1. The Committee shall have the sole authority to appoint, retain, evaluate, compensate or terminate the Company’s independent auditor (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall meet annually with the independent auditor and financial management of the Company to review the scope and plan of the proposed audit for the year, including the independent auditor’s compensation and terms of engagement. At the conclusion of each audit the Committee shall review the results of the audit, including any comments or recommendations of the independent auditor and management’s response to such comments or recommendations.

2. The Committee shall review and approve all non-audit engagements with the independent auditor and otherwise ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company. In addition, the Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditor.

3. The Committee shall, at least annually, obtain and review a report by the independent auditor describing: (a) the independent auditor firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

4. After reviewing the material described in paragraphs 2 and 3 and the independent auditor’s work throughout the year, the Committee shall evaluate the qualifications, performance, and independence of the auditor. Such evaluation shall include, without limitation: (a) a review and evaluation of the lead partner, any junior partner, review partner and senior manager of the independent auditor and (b) the opinions of management and the Company’s internal auditors or any other personnel responsible for the internal audit function. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee shall also consider whether, to assure continuing auditor independence, there should be regular rotation of the independent auditor firm itself. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance, and independence of the independent auditor.

5. The Committee shall determine clear hiring policies for employees or former employees of the independent auditor.

B.  Financial Statements and Disclosures

1. The Committee shall review the annual audited financial statements and quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss such financial statements with management and the independent auditor prior to their release. This review should consider internal control reports and management certifications and should be coordinated with the independent auditor’s quarterly reviews and annual audits of the Company’s financial statements and issuance of their applicable reports and opinions. The Committee shall determine that the independent auditor is satisfied with the report’s disclosure and content.

2. The Committee shall recommend to the Board whether the annual financial statements should be included in the Company’s annual report on Form 10-K.

3. The Committee shall review and discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (a) major issues regarding accounting principles and financial statement presentations, including the Company’s critical accounting policies and any significant changes in the Company’s selection or application of accounting principles; (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including, analyses of the effect of alternative assumptions, estimates, or GAAP methods on the Company’s financial statements; and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4. The Committee shall provide the opportunity at all Committee meetings to meet privately with the independent auditor and, in any event, shall regularly review and discuss with the independent auditor any audit problems or difficulties and management’s response including: (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information; and (b) any significant disagreements with management. The Committee may also review with the independent auditor (a) any accounting adjustments that were noted or proposed by the auditor but were not incorporated into the financial statements or disclosure (as immaterial or otherwise); (b) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (c) any “management” or “internal control” letter issued or proposed to be issued, by the audit firm to the Company.

5. The Committee shall resolve all disagreements between management and the independent auditor regarding financial reporting.

6. The Committee shall discuss generally (i.e., the types of information to be disclosed and the type of presentation to be made) earnings press releases (with particular attention to the use of “pro forma,” or “adjusted” non-GAAP, information) as well as financial information and earnings guidance provided to analysts and rating agencies.

7. The Committee periodically shall review and discuss the Company’s system of disclosure controls and procedures and internal controls over financial reporting and shall prepare the annual report of the Committee required by rules of the Securities and Exchange Commission (“SEC”) and undertake all matters necessary for the preparation of such report.

C.  Oversight of Internal Audit Function and Compliance

1. The Committee shall review the appointment and replacement of the Company’s internal auditor.

2. The Committee shall review the significant reports to management prepared by the internal auditing department and meet privately with the Company’s internal auditor at all Committee meetings to discuss any specific questions concerning internal or operational controls, or any other matters which the Committee might wish to address. The Committee shall also review management response to any significant reports prepared by the internal auditor or to any questions concerning internal or operational controls raised by the Company’s internal auditor or the Committee.

3. The Committee shall review and discuss with the independent auditor the internal audit function of the Company including the proposed programs for the coming year and the coordination of such programs with the independent auditor, with particular attention to maintaining an appropriate effective balance between independent and internal auditing resources. Such review shall include a discussion of the appropriate budget, staffing, and any recommended changes in the scope of the Company’s internal auditing programs.

4. The Committee shall meet privately with the Company’s Chief Financial Officer at all Committee meetings.

5. The Committee shall review with the independent auditor and with the Company’s financial and accounting personnel the adequacy and effectiveness of the internal auditing and accounting and financial controls of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.

6. The Committee shall monitor compliance with the Company’s Code of Conduct and Business Ethics and policies and procedures.

7. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies relating to the Company’s financial statements or accounting policies or alleging non compliance with applicable law and any employee complaints or published reports that raise issues regarding the Company’s financial statements or accounting policies.

8. The Committee shall periodically review the processes used in administering the Company’s retirement and benefit plans, including actions taken and decisions made by the Administrative Committee.

9. The Committee shall discuss with the Company’s General Counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

10. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall investigate and take appropriate action with respect to any matter brought to its attention, within the scope of the Committee’s duties, and retain outside experts for this purpose if appropriate in its judgment.

D.  Risk Management and Other Matters

1. The Committee shall review and discuss with management guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps taken by management to monitor and control such exposures.

2. The Committee shall review with the Board any issues that arise with respect to the performance and independence of the Company’s independent auditor, the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance of the internal audit function.

3. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee.

4. The Committee shall review and assess this Charter and the performance of this Committee annually to ensure that they are consistent with the short-term and long-term goals of the Company and recommend any proposed changes to the Board.

5. The Committee shall endeavor to remain generally informed regarding current and proposed changes in SEC financial reporting requirements, generally accepted accounting principles and generally accepted auditing standards.

6. The Committee shall conduct such other duties as may be lawfully delegated to the Committee from time to time by the Board.

7. The Committee shall determine appropriate funding for payment of compensation: (a) to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) to any consultants or advisers employed by the Committee; and (c) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.	Limitation of Audit Committee’s Role

The purpose, authority, and responsibilities of the Committee, as set forth in this Charter, do not impose upon the Committee the duty to (1) plan or conduct audits of the Company, (2) determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable state and federal securities laws, rules, or regulations, or (3) maintain the adequacy of internal controls. This duty shall remain the responsibility of the Company’s independent auditor and management.

VI.	Meetings and Minutes

The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter, but in no event less than once per quarter. In addition, the Committee shall meet with management, the internal auditors, and the independent auditor in separate executive sessions at least quarterly. Special meetings of the Committee may be called by the Chairman of the Committee or by the Chairman of the Board or the Secretary of the Company at the request of any two members of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. The Committee may request any director, officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.

Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Company or, if the Secretary is not present at the meeting, any person appointed by the Chairman of the Committee, and shall be retained with the permanent records of the Company.

The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

VII.	Adoption and Amendment

This Charter has been adopted by, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.

DIRECTIONS TO THE COMPANY HEADQUARTERS

1 JLG DRIVE
MCCONNELLSBURG, PA 17233-9533
From East (Baltimore, MD)

☐	I-70 West to I-81 North toward Pennsylvania.
☐	Take Exit 3 (Route 16, Greencastle).
☐	Turn left onto Route 16 West (runs through Greencastle and Mercersburg).
☐	Route 16 West will take you to McConnellsburg. JLG is located on the left at the base of the mountain. Turn left on to JLG Drive just past Ott Brothers Furniture & Appliance Store.
From East (Washington, DC)

☐	I-270 North to I-70 West, to I-81 North toward Pennsylvania.
☐	Take Exit 3 (Route 16, Greencastle).
☐	Turn left onto Route 16 West (runs through Greencastle and Mercersburg).
☐	Route 16 West will take you to McConnellsburg. JLG is located on the left at the base of the mountain. Turn left on to JLG Drive just past Ott Brothers Furniture & Appliance Store.
From North (Harrisburg, PA)

☐	Take I-81 South.
☐	Take Exit 3 (Route 16, Greencastle).
☐	Turn right onto Route 16 West (runs through Greencastle and Mercersburg).
☐	Route 16 West will take you to McConnellsburg. JLG is located on the left at the base of the mountain. Turn left on to JLG Drive just past Ott Brothers Furniture & Appliance Store.
From South (Winchester, VA)

☐	Take I-81 North toward Pennsylvania.
☐	Take Exit 3 (Route 16, Greencastle).
☐	Turn left onto Route 16 West (runs through Greencastle and Mercersburg).
☐	Route 16 West will take you to McConnellsburg. JLG is located on the left at the base of the mountain. Turn left on to JLG Drive just past Ott Brothers Furniture & Appliance Store.
From West (Cumberland, MD)

☐	I-70 East to I-81 North toward Pennsylvania.
☐	Take Exit 3 (Route 16, Greencastle).
☐	Turn left onto Route 16 West (runs through Greencastle and Mercersburg).
☐	Route 16 West will take you to McConnellsburg. JLG is located on the left at the base of the mountain. Turn left on to JLG Drive just past Ott Brothers Furniture & Appliance Store.
From Pennsylvania Turnpike Exit #180

☐	Take the Pennsylvania Turnpike to Exit #13/180 (Fort Littleton).
☐	Turn left onto Route 522 South.
☐	Follow 522 South into McConnellsburg.
☐	At the first traffic light, turn left onto Route 16 East.
☐	Proceed through McConnellsburg to a “Y” intersection (near a Sheetz Convenience Store & car dealership) and bear to your right (you will still be on Route 16).
☐	Turn right on to JLG Drive approximately1/4 mile from the intersection.
From Pennsylvania Turnpike Exit #161

☐	Take Route 30 East to McConnellsburg.
☐	Turn Right onto Route 522 South.
☐	Follow 522 South into McConnellsburg.
☐	At the first traffic, turn left onto Route 16 East.
☐	Proceed through McConnellsburg to a “Y” intersection (near a Sheetz Convenience Store & car dealership) and bear to your right (you will still be on Route 16).
☐	Turn right on to JLG Drive approximately1/4 mile from the intersection.

JLG INDUSTRIES, INC.
1 JLG DRIVE
MCCONNELLSBURG, PA 17233-9533
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and does hereby appoint William M. Lasky, James H. Woodward, Jr. and Thomas D. Singer, and each of them, or such person or persons as they or any of them may substitute and appoint as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of JLG Industries, Inc. Capital Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of JLG Industries, Inc. to be held on Thursday, November 16, 2006 at 9:00 a.m. and at all adjournments of such meeting.
THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
JLG INDUSTRIES, INC.
November 16, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

The Board of Directors unanimously recommends a vote FOR
its nominees and proposal 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Proposal 1. Election of Directors.
☐ FOR ALL NOMINEEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT
      (See instruction below)
NOMINEES:
¡ R.V. Armes
¡ T.P. Capo
¡ W.K. Foster
¡ W.M. Lasky
¡ J.A. Mezera
¡ D.L. Pugh
¡ S. Rabinowitz
¡ R.C. Stark
¡ T.C. Wajnert

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Proposal 2. Ratify the appointment of Ernst & Young LLP as independent auditor for the ensuing year.
☐ FOR       ☐ AGAINST       ☐ ABSTAIN
Proposal 3. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.